EXHIBIT 16

                         STARK TINTER & ASSOCIATES, LLC
                              5229 DTC Boulevard,
                                   Suite 300
                           Englewood, Colorado 80111
                              Phone: (303)694-6700

                                  May 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Gentlemen:

         We have reviewed the first and second paragraphs of Item 4 of the Form 8-K, dated the date hereof, of American Communications, Inc. (the "Company") and we are in agreement with the statements of the Company contained therein. We hereby consent to the filing of this letter as an exhibit to the foregoing report.

/s/ STARK TINTER  & ASSOCIATES,  LLC
------------------------------------
STARK TINTER &ASSOCIATES, LLC